UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2020
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2020, the Federal Home Loan Bank of San Francisco (the "Bank") announced the appointment of Joseph Amato as Executive Vice President and Senior Financial Officer effective October 13, 2020, and as Executive Vice President and Interim Chief Financial Officer (Interim CFO) effective upon the departure of the Bank’s current Chief Financial Officer, Kenneth Miller. As previously disclosed, Mr. Miller notified the Bank of his decision to retire during the fourth quarter of 2020, after the Bank’s quarterly report on Form 10Q for the period ending September 30, 2020 was filed with the Securities and Exchange Commission. On October 9, 2020, Mr. Miller notified the Bank that his retirement date will be effective January 4, 2021.

Mr. Amato, age 62, previously served as Chief Financial Officer of the Federal Home Loan Bank of Des Moines from May 2016 to June 7, 2019. Prior to that, Mr. Amato was at Freddie Mac from 2001 until 2016, most recently serving as senior vice president, CFO investments and financial planning.

Mr. Amato will be an at-will employee of the Bank. The Bank has entered into an employment agreement with Mr. Amato effective October 13, 2020 for an initial term of six (6) months and six (6) automatic extensions of one-month terms thereafter. Any automatic extension may be terminated by the Bank upon thirty (30) days written notice to Mr. Amato. Mr. Amato’s employment under his employment agreement shall cease no later than October 12, 2021. Under the terms of his employment agreement, Mr. Amato will receive a base annual salary of $500,000 and a sign-on payment of $50,000, which will be subject to a repayment if Mr. Amato’s employment is terminated for “Cause” or “Without Good Reason” (as defined in his employment agreement) during the term of his employment agreement.

His employment agreement also provides that Mr. Amato will be eligible for a fully discretionary “Special Award” of up to $300,000 to be received in two parts in recognition of Mr. Amato’s service as Interim CFO and based on his performance in connection with his duties and responsibilities as the Bank’s principal financial officer. Mr. Amato acknowledges and agrees that notwithstanding any terms to the contrary in the Bank’s Executive Incentive Plan, Supplemental Executive Retirement Plan, and Corporate Senior Officer Severance Policy, such plans and policy will not apply to him in connection with his employment under the employment contract; and the Special Award is in lieu of any and all payments or rights that might otherwise have been available to him under such plans and policy.

The foregoing description of Mr. Amato’s employment agreement does not purport to be complete and is qualified in its entirety by reference to his employment agreement which is incorporated herein by reference as Exhibit 10.1.

Mr. Amato has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Amato and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Amato and any other person pursuant to which he was selected as Interim CFO of the Bank.

A copy of the news release announcing the appointment of Mr. Amato is included as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	99.1	News Release, dated October 9, 2020, issued by the Federal Home Loan Bank of San Francisco
	10.1	Employment Agreement by and among the Federal Home Loan Bank of San Francisco and Joseph Amato, dated October 7, 2020

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: October 9, 2020	By:	/s/ Stephen P. Traynor
Stephen P. Traynor Acting President and Chief Executive Officer